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                                                                 CITIBANK [logo]
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                                                    A member of citigroup [logo]







                                     GLOBAL
                          CUSTODIAL SERVICES AGREEMENT

                                FORUM TRUST, LLC
















GCSA 2000                                                  V.1.9.2000 (STD/ NEG)


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                                                                 CITIBANK [logo]
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                                                    A member of citigroup [logo]


                                TABLE OF CONTENTS



1.    DEFINITIONS AND INTERPRETATION                                           1
2.    ESTABLISHMENT OF ACCOUNTS                                                2
3.    CUSTODY ACCOUNT PROCEDURES                                               3
4.    CASH ACCOUNT PROCEDURES                                                  3
5.    INSTRUCTIONS                                                             3
6.    PERFORMANCE BY THE CUSTODIAN                                             4
7.    TAX STATUS/WITHHOLDING TAXES                                             5
8.    USE OF THIRD PARTIES                                                     5
9.    REPRESENTATIONS                                                          7
10.   SCOPE OF RESPONSIBILITY                                                  8
11    SUBROGATION                                                              9
12.   INDEMNITY                                                                9
13.   LIEN AND SET OFF                                                         9
14.   FEES AND EXPENSES                                                        9
15.   CITIGROUP ORGANISATION INVOLVEMENT                                       9
16.   RECORDS AND ACCESS                                                      10
17.   INFORMATION                                                             10
18.   ADVERTISING                                                             10
19.   TERMINATION.                                                            10
20.   GOVERNING LAW AND JURISDICTION                                          11
21.   MISCELLANEOUS                                                           11
      SIGNATURES                                                              12

SCHEDULES:
o     Fee Schedule




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GCSA 2000                                                  V.1.9.2000 (STD/ NEG)


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                                                                 CITIBANK [logo]
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                                                    A member of citigroup [logo]

THIS GLOBAL CUSTODIAL SERVICES AGREEMENT is made as of February 2, 2004, by and between Forum Trust, LLC, a limited liability companyorganized under the laws of the State of Maine (the "Client") and Citibank, N.A. acting through its offices located in New York, New York (the "CUSTODIAN").

WHEREAS, the Client provides custodial services to certain open-end, management investment companies registered under the Investment Company Act of 1940 (the "1940 Act") pursuant to custodian agreements entered into between Client and such companies (each a "Registrant"); and

WHEREAS, such investment companies may offer one or more series of shares, each of which shall represent an interest in a separate portfolio of Securities and Cash (each as hereinafter defined) (all such existing and additional series referred to individually as a "Fund" and collectively, as the "Funds"); and


WHEREAS,   the  Client  wishes  to  retain  the  Custodian  to  provide  certain sub-custodian services to Client for the benefit of the Funds, and the Bank is willing to provide such services;


NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained, the parties hereto agree as follows:

1.     DEFINITIONS AND INTERPRETATION

(A)    DEFINITIONS.

       "AUTHORIZED PERSON," means the Client or any person (including any individual or entity) authorized by the Client in a notice reasonably acceptable to the Custodian to act on Client's behalf or on behalf of the applicable Fund in the performance of any act, discretion or duty under this Agreement (including, for the avoidance of doubt, any officer or employee of such person).

       "CASH" means all cash or cash equivalents in any currency received and held on the terms of this Agreement.

       "CITIGROUP ORGANIZATION" means Citigroup, Inc. and any company or other entity of which Citigroup, Inc. is directly or indirectly a shareholder or owner. For purposes of this Agreement, each branch of Citibank, N.A. shall be a separate member of the Citigroup Organization.

       "CLEARANCE SYSTEM" means any clearing agency, settlement system or depository (including any entity that acts as a system for the central handling of Securities in the country where it is incorporated or organized or that acts as a transnational system for the central handling of Securities) used in connection with transactions relating to Securities and any nominee of the foregoing.

       "FEE SCHEDULE" means the schedule referred to in Section 14, as annexed hereto.

       "INSTRUCTIONS" means any and all instructions (including approvals, consents and notices) received by the Custodian from, or reasonably believed by the Custodian to be from, any Authorized Person, including any instructions communicated through any manual or electronic medium or system agreed between the Authorized Person and the Custodian.

       "SECURITIES" means any financial asset (other than Cash) from time to time held for the benefit of the Fund on the terms of this Agreement.

       "TAXES" means all taxes, levies, imposts, charges, assessments, deductions, withholdings and related liabilities, including additions to tax, penalties and interest imposed on or in respect of (i) Securities or Cash, (ii) the transactions effected under this Agreement or (iii) the Fund; provided that "Taxes" does not include income or franchise taxes imposed on or measured by the net income of the Custodian or its agents.

(B)    INTERPRETATION.

       References in this Agreement to the Client shall mean the Client acting individually and separately on behalf of each Fund. The appointment of the Custodian subject to the terms and provisions of this Agreement shall constitute a

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     separate  appointment  by the  Client  on behalf  of each  Fund.  Except as otherwise agreed, each reference herein to Accounts and to Securities and Cash shall mean the Accounts, Securities and Cash maintained, received, delivered and held separately for a Fund and not on an omnibus basis or aggregate basis for all of the Funds. The Client and the Custodian agree that the Client shall be the primary obligor with respect to any obligations of the Client or any Fund specified in this Agreement; provided, however, the obligations of the Client with respect to a Fund shall be limited to the extent such obligations relate to the Accounts or transactions of that Fund. Custodian may seek to enforce the obligations of the Client in respect to a Fund's Accounts and transactions effected under this Agreement directly against the Accounts and the Securities and Cash held hereunder for the Fund but only to the extent such obligations relate to the Accounts or transactions of that Fund. Upon request, the Client shall reasonably identify how any obligation of the Client provided under this Agreement should be allocated to a Fund or to any Accounts maintained hereunder for such Fund.

2.     ESTABLISHMENT OF ACCOUNTS

(A) ACCOUNTS. The Client authorizes the Custodian to establish on its books, pursuant to the terms of this Agreement, (i) a custody account or accounts (the "Custody Account") and (ii) a cash account or accounts (the "Cash Account"). The Custody Account will be a custody account for the receipt, safekeeping and maintenance of Securities, and the Cash Account will be a current account for Cash.

(B) ACCEPTANCE OF SECURITIES AND CASH. The Custodian will determine in its reasonable discretion whether to accept (i) for custody in the Custody Account, Securities of any kind and (ii) for deposit in the Cash Account, Cash in any currency.

(C)    DESIGNATION OF ACCOUNTS.

(i) The Custody Account will be in the name of the Fund or such other name as the Client may reasonably designate and will indicate that Securities do not belong to the Custodian and are segregated from the Custodian's assets.

(ii) The Cash Account will be in the name of the Fund or such other name as the Client may reasonably designate and will be held by the Custodian as banker.

(D)    SEGREGATION.

(i) Subject to 8(b)(iii) and (iv), to the extent reasonably practicable the Custodian will hold Securities with a subcustodian only in an account that holds exclusively assets held by the Custodian for its customers. The Custodian will direct each subcustodian to identify on its books that Securities are held for the account of the Custodian as custodian for its customers. The Custodian will direct each subcustodian, to the extent practicable, to hold Securities in a Clearance System only in an account of the subcustodian that holds exclusively assets held by the subcustodian for its customers.

(ii) Any Securities deposited by the Custodian with a subcustodian will be subject only to the instructions of the Custodian, and any Securities held in a Clearance System for the account of a subcustodian will be subject only to the instructions of the subcustodian.

(iii) The Custodian shall require the subcustodian to agree that Securities will not be subject to any right, charge, security interest, lien or claim of any kind in favor of the subcustodian.

3.     CUSTODY ACCOUNT PROCEDURES

(A) CREDITS TO THE CUSTODY ACCOUNT. The Custodian is not obligated to credit Securities to the Custody Account before receipt of such Securities by final settlement.

(B) DEBITS TO THE CUSTODY ACCOUNT. If the Custodian has received Instructions that would result in the delivery of Securities exceeding credits to the Custody Account for that Security, the Custodian may reject the Instructions or may decide which deliveries it will make (in whole or in part and in the order it selects).

(C) DENOMINATION OF SECURITIES. The Client and the Fund shall bear the risk and expense associated with investing in Securities denominated in any currency.
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4.     CASH ACCOUNT PROCEDURES

(A) CREDITS AND DEBITS TO THE CASH ACCOUNT. The Custodian is not obliged to make a credit or debit to the Cash Account before receipt by the Custodian of a corresponding and final payment in cleared funds. If the Custodian makes a credit or debit before such receipt, the Custodian may at any time reverse all or part of the credit or debit (including any interest thereon), make an appropriate entry to the Cash Account, and if it reasonably so decides, require repayment of any amount corresponding to any debit.

(B) DEBIT BALANCES IN THE CASH ACCOUNT. The Custodian is not obliged to make any debit to the Cash Account, which might result in or increase a debit balance. The Custodian may make any debit to the Cash Account even if this results in (or increases) a debit balance. If the total amount of debits to the Cash Account at any time would otherwise result in a debit balance or exceed the immediately available funds credited to the Cash Account, the Custodian may decide which debits it will make (in whole or in part and in the order it selects).

(C) PAYMENTS. The Custodian may at any time cancel any extension of credit. The Client will transfer to the Custodian on closure of the Cash Account and otherwise on demand from the Custodian sufficient immediately available funds to cover any debit balance on the Cash Account or any other extension of credit and any interest, fees and other amounts owed.

(D) FOREIGN CURRENCY RISKS. The Client and the Fund shall bear the risk and expense associated with Cash denominated in any currency.

5.     INSTRUCTIONS

       The Custodian is entitled to rely and act upon Instructions of any Authorized Person until the Custodian has received notice of any change from the Client and has had a reasonable time to note and implement such change. The Custodian is authorized to rely upon any Instructions received by any means, provided that the Custodian and the Authorized Person have agreed upon the means of transmission and the method of identification for the Instructions. In particular:

(i) The Authorized Person and the Custodian will comply with security procedures designed to verify the origination of Instructions.

(ii) The Custodian is not responsible for errors or omissions made by the Authorized Person or resulting from fraud or the duplication of any Instruction by the Authorized Person, and the Custodian may act on any Instruction by reference to an account number only, even if any account name is provided.

(iii) The Custodian may act on an Instruction if it reasonably believes the Instruction contains sufficient information.

(iv) The Custodian may decide not to act on an Instruction where it reasonably doubts its contents, authorization, origination or compliance with any security procedures and will promptly notify the Authorized Person of its decision.

(v)    If the  Custodian   acts on  any  Instruction  sent  manually  (including
       facsimile or  telephone),   then,   if the  Custodian  complies with the
       security procedures, the Client and the Fund will be responsible for any loss the Custodian may incur in connection with that Instruction. The Client expressly acknowledges that the Client is aware that the use of manual forms of communication to convey Instructions increases the risk of error, security and privacy issues and fraudulent activities.

(vi)   Instructions are to be given in the English language.

(vii)  The  Custodian   is   obligated   to  act  on  Instructions  only  within
       applicable cut-off times on banking days when the Custodian and the applicable financial markets are open for business.

(viii) In   some   securities   markets,   securities  deliveries  and  payments
       therefore  may  not be  or  are   not  customarily  made  simultaneously.
       Accordingly, notwithstanding Instruction to deliver Securities against payment or to pay for Securities against delivery, the Custodian may make or accept payment for or delivery of Securities at such time and
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              in such form and manner as is in accordance  with  relevant  local law and practice or with the customs prevailing in the relevant market.

6.            PERFORMANCE BY THE CUSTODIAN

(A) CUSTODIAL DUTIES REQUIRING INSTRUCTIONS. The Custodian shall carry out the following actions only upon receipt of and in accordance with specific Instructions:

(i) make payment for and/or receive any Securities or deliver or dispose of any Securities, except as otherwise specifically provided for in this Agreement;

(ii) deal with rights, conversions, options, warrants and other similar interests or any other discretionary right in connection with Securities; and

(iii) carry out any action affecting Securities or the Custody Account or Cash or the Cash Account other than those specified in Section 6(B) below, but in each instance subject to the agreement of the Custodian.

(B) NON-DISCRETIONARY CUSTODIAL DUTIES. Absent a contrary Instruction, the Custodian shall carry out the following without further
              Instructions:

(i) in the Client's or the Fund's name or on its behalf, sign any affidavits, certificates of ownership and other certificates and documents relating to Securities that may be required (i) to obtain any Securities or Cash or (ii) by any tax or regulatory authority;

(ii) collect, receive, and/or credit the Custody Account or Cash Account, as appropriate, with all income, payments and distributions in respect of Securities and any capital arising out of or in connection with Securities (including all Securities received by the Custodian as a result of a stock dividend, bonus issue, share sub-division or reorganization, capitalization of reserves or otherwise) and take any action necessary and proper in connection therewith;

(iii)         exchange   interim   or   temporary    receipts   for   definitive
              certificates, and old or over stamped certificates for new certificates;

(iv) notify the Client of notices, circulars, reports and announcements that the Custodian has received in the course of acting in the capacity of Custodian concerning Securities held in the Custody Account that require discretionary action;

(v) make any payment by debiting the Cash Account or any other designated account of the Client with the Custodian as required to effect any Instruction; and

(vi)          attend  to  all  non-discretionary   matters  in  connection  with
              anything provided in this Section 6(B) or any Instruction.


7.            TAX STATUS/WITHHOLDING TAXES

(A) INFORMATION. The Client will provide the Custodian, from time to time and in a timely manner, with information and proof (copies or originals) as the Custodian reasonably requests, as to the Fund's tax status or residence. Information and proof may include, as appropriate, executing certificates, making representations and warranties, or providing other information or documents in respect of Securities, as the Custodian deems necessary or proper to fulfill obligations under applicable law.

(B) PAYMENT. If any Taxes become payable with respect to any payment to be made to the Fund, such Taxes will be payable by the Fund and the Custodian may withhold the Taxes from such payment. The Custodian may withhold any Cash held or received with respect to the Cash Account and apply such Cash in satisfaction of such Taxes. If any Taxes become payable with respect to any prior payment made to the Cash Account for the Fund by the Custodian, the Custodian may withhold any Cash in satisfaction of such prior Taxes. The Client and the Fund shall remain liable for any deficiency.
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C)            TAX  RELIEF.  In  the   event   the   Client   requests  that  the
              Custodian provide tax relief services and the Custodian agrees to provide such services, the Custodian shall apply for appropriate tax relief (either by way of reduced tax rates at the time of an income payment or retrospective tax reclaims in certain markets as agreed from time to time); provided the Client provides to the Custodian such documentation and information as to the Fund as is
              necessary to secure such tax relief.   However,  in no event shall
              the Custodian be responsible, or liable, for any Taxes resulting from the inability to secure tax relief, or for the failure of
              the Fund to  obtain  the   benefit  of  credits,  on the  basis of
              foreign taxes withheld, against any income tax liability.

8.            USE OF THIRD PARTIES

(A)           GENERAL AUTHORITY.

(i) The Custodian is hereby authorized to appoint subcustodians and administrative support providers as its delegates and to use or participate in market infrastructures and Clearance Systems to perform any of the duties of the Custodian under this Agreement.

(ii) Subcustodians are those persons utilized by the Custodian for the safekeeping, clearance and settlement of Securities.

(iii) Administrative support providers are those persons utilized by the Custodian to perform ancillary services of a purely administrative nature such as couriers, messengers or other commercial transport systems.

(iv) Market infrastructures are public utilities, external telecommunications facilities and other common carriers of electronic and other messages, and external postal services. Market infrastructures are not delegates of the Custodian.

(v) Securities deposited with Clearance Systems hereunder will be subject to the laws, rules, and statements of principle and practices of such Clearance Systems. Clearance Systems are not delegates of the Custodian.

(B)           RESPONSIBILITY.

(i) The Custodian shall act in good faith and use reasonable care in the selection and continued appointment of subcustodians and administrative support providers.

(ii) The Custodian may deposit or procure the deposit of Securities with any Clearance System as required by law, regulation or best market practice. The Custodian has no responsibility for selection or appointment of, or for performance by, any Clearance System or market infrastructure.


(iii)         The  Custodian  agrees  that any  subcustodian  will be a bank as defined in Section 2(a)(5) of the 1940 Act meeting the requirements of a custodian under Section 17(f) of the 1940 Act or a "Qualified Foreign Bank" meeting the requirements of an "Eligible Foreign Custodian" as specified in Rule 17f-5 under the 1940 Act. With regard to each Eligible Foreign Custodian, the Custodian agrees to accept the responsibility it would have assumed if it had been delegated responsibility to serve as the Fund's "Foreign Custody Manager" as defined in Rule 17f-5(a)(3) under the 1940 Act, in respect to the Fund's foreign investments held from time to time by the Custodian with any subcustodian that is an Eligible Foreign Custodian. Foreign investments are any Securities for which the primary market is outside the United States of America.


              In regard to each selection and appointment of a subcustodian that is an Eligible Foreign Custodian, the Custodian shall:

                 (1) select the Eligible Foreign Custodian to serve as foreign custodian and place and maintain the Fund's foreign investments with respect to the relevant market with such foreign custodian;

                 (2)  in  selecting  an  Eligible   Foreign   Custodian,   first
                      determine that foreign investments placed and maintained in the safekeeping of the Eligible Foreign Custodian shall be subject to reasonable care, based on the standards applicable to custodians in the relevant market, after having considered all factors relevant to the safekeeping of such investments including, without limitation, those factors set forth in Rule 17f-5;
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                 (3)  enter into written  agreements  with the Eligible  Foreign
                      Custodian selected by the Custodian hereunder;

                 (4) determine that the written contract with the Eligible Foreign Custodian requires that the Eligible Foreign Custodian will provide reasonable care for the foreign investments, based on the standards applicable to custodians in the relevant market, and that all such contracts, rules, practices and procedures satisfy the requirements of Rule 17f-5;

                 (5) provide written reports (x) notifying the Client of the placement of foreign investments with the Eligible Foreign Custodian, such reports to be provided at such time as the Client deems reasonable and appropriate, but not less than quarterly, and (y) promptly notifying the Client of the occurrence of any material change in the arrangements with the Eligible Foreign Custodian; and

                 (6) monitor the continued appropriateness of (x) maintaining the foreign investments with the Eligible Foreign Custodian selected hereunder and (y) the governing contractual arrangement; it being understood, however, that in the event the Custodian shall determine that the Eligible Foreign Custodian would no longer afford the foreign investments reasonable care, the Custodian shall promptly so advise the Client and shall then act in
                      accordance   with   Instructions   (as  defined   in   the
                      Agreement) with respect to the disposition of the foreign investments; and

              Nothing in this paragraph shall relieve the Custodian of any responsibility otherwise provided in the Agreement for loss or damage suffered by the Client from an act of negligence or willful misconduct on the part of the Custodian.

              Nothing in this Agreement shall require the Custodian to make any selection that would entail consideration of any factor reasonably related to the systemic risk of holding assets in a particular country including, but not limited to, such country's financial infrastructure and prevailing settlement practices. The Custodian agrees to provide to the Client such information relating to such risk as the Client shall reasonably request from time to time and such other information as the Custodian generally makes available to customers with regard to such countries and risk.

       (iv) The Custodian agrees that in connection with Securities settled within the United States it will meet the requirements specified in Rule 17f-4 under the 1940 Act with respect to the use of Clearance Systems. The Custodian may deposit and/or maintain assets of the Fund that consist of foreign investments only in a Clearance System located outside of the United States of America that the Custodian has determined satisfies the requirements of Rule 17f-7(b)(1) as an Eligible Securities Depository, as defined therein. In such manner as the Custodian deems reasonable, the Custodian shall give the Client prompt notice of any material change known to the Custodian that would adversely effect the Custodian's determination that a Clearance System is an Eligible Securities Depository. The Custodian shall provide the Client with an analysis (in form and substance as reasonably determined by the Custodian) of the custody risks associated with maintaining securities with each Eligible Securities Depository in accordance with Rule 17f-7. The Custodian shall monitor such custody risks on a continuing basis and in such manner as the Custodian deems reasonable and shall promptly notify the Client of any adverse material changes in such risks in accordance with Rule.

              (1) In performing its obligations  under this Section  8(B)(iv), the Custodian may obtain information from sources the Custodian believes to be reliable, but the Custodian does not warrant its completeness or accuracy and has no duty to verify or confirm any such information. The Custodian is not obligated to make any determination regarding whether any Eligible Securities Depository provides reasonable care for foreign investments or to provide any information or evaluation comparing any Eligible Securities Depository to any other Clearance System or any existing or proposed standards for securities depositories.

              (2) Upon the receipt of Instructions, the Custodian shall withdraw securities from any Clearance System to the extent and as soon as reasonably practicable; provided, however, the Custodian shall have no obligation to obtain, safekeep or provide any services in respect of any certificated or physical security in any jurisdiction where the Custodian does not offer or provide such services generally to customers within that jurisdiction.
--------------------------------------------------------------------------------

GCSA 2000                                                  V.1.9.2000 (STD/ NEG)
Page 6 of 11

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(C)    SHAREHOLDERS  VOTING.  The  Custodian  shall  provide  shareholder-voting services for Securities held in the Custody Account only upon the terms and conditions separately agreed to by the Custodian and the Client.

9.     REPRESENTATIONS

(A) GENERAL. The Client and the Custodian each represents at the date this Agreement is entered into and any custodial service is used or provided that:

(i) It is duly organized and in good standing in every jurisdiction where it is required so to be;

(ii) It has the power and authority to sign and to perform its obligations under this Agreement;

(iii) This Agreement is duly authorized and signed and is its legal, valid and binding obligation;

(iv) Any consent, authorization or instruction required in connection with its execution and performance of this Agreement has been provided by any relevant third party;

(v) Any act required by any relevant governmental or other authority to be done in connection with its execution and performance of this Agreement has been or will be done (and will be renewed if necessary); and

(vi) Its performance of this Agreement will not violate or breach any applicable law, regulation, contract or other requirement.

(B) CLIENT. The Client also represents at the date this Agreement is entered into and any custodial service is used or provided that:

(i) It has authority to deposit the Securities received in the Custody Account and the Cash in the Cash Account and, to the best knowledge of the Client, there is no claim or encumbrance that adversely affects any delivery of Securities or payment of Cash made in accordance with this Agreement;


(ii) Where it acts as an agent on behalf of any of its own customers, whether or not expressly identified to the Custodian from time to time, any such customers shall not be deemed customers or indirect customers of the Custodian except as expressly provided in this Agreement; and

(iii) Except as set forth in this Agreement, it has not relied on any oral or written representation made by the Custodian or any person on its behalf.

10.    SCOPE OF RESPONSIBILITY

(A) STANDARD OF CARE. The Custodian shall exercise the due care of a professional custodian for hire.

(B) LIMITATIONS ON LOSSES. The Custodian will not be responsible for any loss or damage suffered by the Client unless the loss or damage results from the Custodian's negligence, willful misconduct or fraud or the negligence, willful misconduct or fraud of its nominees or any subcustodian or administrative support providers; in the event of such negligence or willful misconduct the liability of the Custodian in connection with the loss or damage will not exceed direct damages to the Client. Under no circumstances will the Custodian be liable to the Client for consequential loss or damage, even if advised of the possibility of such loss or damage.

(C)    LIMITATIONS ON THE CUSTODIAN'S RESPONSIBILITY.

(i) GENERAL. The Custodian is responsible for the performance of only those duties as are expressly set forth herein, including the performance of any Instruction given in accordance with this Agreement. The Custodian shall have no implied duties or obligations.

(ii)   SOLE OBLIGATIONS OF THE CUSTODIAN. The Client understands and agrees that
       (i) the obligations and duties of the Custodian will be performed only by the Custodian and are not obligations or duties of any other member of the Citigroup Organization (including any branch or office of the Custodian) and (ii) the rights of the Client with respect


--------------------------------------------------------------------------------

GCSA 2000                                                  V.1.9.2000 (STD/ NEG)
Page 7 of 11

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       to the Custodian  extend only to such Custodian and,  except as  provided by law, do not extend to any other member of the Citigroup  Organization.

(iii) NO LIABILITY FOR THIRD PARTIES. Except as provided in Section 8 hereof, the Custodian is not responsible for the acts, omissions, defaults or insolvency of any third party, including, but not limited to, any broker, counterparty or issuer of Securities.

(IV) PERFORMANCE SUBJECT TO LAWS. The Client understands and agrees that the Custodian's performance of this Agreement is subject to the relevant local laws, regulations, decrees, orders and government acts, and the rules, operating procedures and practices of any relevant stock exchange, Clearance System or market where or through which Instructions are to be carried out and to which the Custodian is subject and as exist in the country in which any Securities or Cash are held.

(v) PREVENTION OF PERFORMANCE. The Custodian will not be responsible for any failure to perform any of its obligations (nor will it be responsible for any unavailability of funds credited to the Cash Account) if such performance is prevented, hindered or delayed by a Force Majeure Event, and in such case its obligations will be suspended for so long as the Force Majeure Event continues. "Force Majeure Event" means any event due to any cause beyond the reasonable control of the Custodian, such as restrictions on convertibility or transferability, requisitions, involuntary transfers, unavailability of communications systems, sabotage, fire, flood, explosion, acts of God, civil commotion, strikes or industrial action of any kind, riots, insurrection, war or acts of government.

(vi) CLIENT'S REPORTING OBLIGATIONS. The Client or the Fund shall be solely responsible for all filings, tax returns and reports on any transactions in respect of Securities or Cash or relating to Securities or Cash as may be required by any relevant authority, whether governmental or otherwise.

(vii) VALIDITY OF SECURITIES. The Custodian shall exercise reasonable care in receiving Securities but does not warrant or guarantee the form, authenticity, value or validity of any Security received by the Custodian. If the Custodian becomes aware of any defect in title or forgery of any Security, the Custodian shall promptly notify the Client.

(viii) CAPACITY OF CUSTODIAN. The Custodian is not acting under this Agreement as an investment manager, nor as an investment, legal or tax adviser to the Client or the Fund, and the Custodian's duty is solely to act as a Custodian in accordance with the terms of this Agreement.

(ix) FORWARDED INFORMATION. The Custodian is not responsible for the form, accuracy or content of any notice, circular, report, announcement or other material or information provided under Section 6(B)(iv) of this Agreement not prepared by the Custodian, including the accuracy or completeness of any translation provided by the Custodian in regard to such forwarded communication.

11.    SUBROGATION

       To the extent permissible by law or regulation and upon the Client's request, the Client shall be subrogated to the rights of the Custodian with respect to any claim for any loss, damage or claim suffered by the Client, in each case to the extent that the Custodian fails to pursue any such claim or the Client is not made whole in respect of such loss, damage or claim.

12.    INDEMNITY

(A) INDEMNITY TO THE CUSTODIAN. The Client agrees to indemnify the Custodian and to defend and hold the Custodian harmless from all losses, costs, damages and expenses (including reasonable legal fees) and liabilities for any claims, demands or actions (each referred to as a "Loss"), incurred by the Custodian in connection with this Agreement, except any Loss resulting from the Custodian's (or its subcustodians' or administrative support providers') negligence, willful misconduct or fraud. Under no circumstances will the Client be liable to the Custodian for consequential loss or damage, even if advised of the possibility of such loss or damage.

(B) CLIENT'S DIRECT LIABILITY. The disclosure by the Client to the Custodian that the Client has entered into this Agreement as the agent or representative of another person shall not relieve the Client of any of its obligations under this Agreement.

--------------------------------------------------------------------------------

GCSA 2000                                                  V.1.9.2000 (STD/ NEG)
Page 8 of 11

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                                                                 CITIBANK [logo]
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                                                    A member of citigroup [logo]

13.    LIENS AND SET OFF


(A) LIEN. In addition to any other remedies available to the Custodian under applicable law, the Custodian shall have, and the Client hereby grants on behalf of each Fund, a continuing general lien on all Securities of the Fund until the satisfaction of liabilities arising under this Agreement of the Client with respect to the Fund to the Custodian in respect to any fees and expenses or credit exposures incurred in the performance of services under this Agreement.

(B) SET OFF. To the extent permitted by applicable law and in addition to any other remedies available to the Custodian under applicable law, the Custodian may, without prior notice to the Client, set off any payment obligation owed to it by the Client with respect to a Fund in connection with all liabilities arising under this Agreement against any payment obligation owed by Custodian to the Client with respect to such Fund under this Agreement, regardless of the place of payment or currency of either obligation (and for such purpose may make any currency conversion necessary).


14.    FEES AND EXPENSES

       The Client agrees to pay all fees, charges and obligations incurred from time to time for any services pursuant to this Agreement as determined in accordance with the terms of the Fee Schedule, which may be changed from time to time by written agreement by the Client and the Custodian, together with any other amounts payable to the Custodian under this Agreement. The Custodian may debit the Cash Account to pay any such fees, charges and obligations with regard to the Fund.

15.    CITIGROUP ORGANISATION INVOLVEMENT

       The Client agrees and understands that any member of the Citigroup Organization can engage as principal or otherwise in any transaction effected by the Client or by any person for its account and benefit, or by or on behalf of any counterparty or issuer. When instructed to effect any transactions (particularly foreign exchange transactions), the Custodian is entitled to effect any transaction by or with itself or any member of the Citigroup Organization and to pay or keep any fee, commissions or compensation as specified in the Client's Instruction or, if no specification is provided, any charges, fees, commissions or similar payments generally in effect from time to time with regard to such or similar transactions.

16.    RECORDS AND ACCESS

(A) EXAMINATION OF STATEMENTS. The Client or the Fund shall examine each statement sent by the Custodian and notify the Custodian in writing within sixty (60) days of the date of such statement of any discrepancy between Instructions given by the Client and the position shown on the statement and of any other errors known to the Client or the Fund. Absent such notification, the Custodian's liability for any loss or damage in regard to such discrepancy or errors shall not accrue beyond such sixty
       (60) days.

(B) ACCESS TO RECORDS. The Custodian shall allow the Client and the Fund and their independent public accountants, agents or regulators reasonable access to the records of the Custodian relating to Securities or Cash as is required in connection with an examination of the books and records pertaining to the affairs of the Client or the Fund and will seek to obtain such access from each subcustodian and Clearance System.

(C) REPORTS. The Custodian shall provide to the Client and the Fund from year to year any report prepared by the Custodian's independent certified public accountants with respect to the services provided by the Custodian under this Agreement including, without limitation, the Custodian's accounting system, internal accounting control and procedures for safeguarding Cash, Securities and other assets. Upon request, the Custodian shall provide the Client and the Fund with any similar report received from any subcustodian or any Clearance System.

17.    INFORMATION

       The Custodian will treat information related to the Client and the Fund as confidential but, unless prohibited by law, the Client and the Fund authorizes the transfer or disclosure of any information relating to the Client and the Fund to and between the branches, subsidiaries, representative offices, affiliates and agents of the Custodian and third parties selected by any of them, wherever situated, for confidential use in connection with the provision of services to the Client and the Fund (including for data processing, statistical and risk analysis purposes), and further acknowledges


--------------------------------------------------------------------------------

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Page 9 of 11

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                                                    A member of citigroup [logo]


       that any such branch, subsidiary, representative office, affiliate, agent or third party may transfer or disclose any such infirmation as required by any law, court, regulator or legal process.

       The Client will treat the terms of this Agreement, including any Fee Schedule, as confidential; provided, however, the Client may provide this Agreement to the Fund and to Client's counsel, auditors and service providers on a need-to-know basis and may also provide copies to any regulatory authorities with jurisdiction over the Client or any Fund upon the request of such persons.

18.    ADVERTISING

       Neither the Client nor the Custodian shall display the name, trade mark or service mark of the other without the prior written approval of the other, nor will the Client display that of Citigroup, Inc. or any subsidiary of Citigroup, Inc. without prior written approval from Citigroup, Inc. or the subsidiary concerned. The Client shall not advertise or promote any service provided by the Custodian without the Custodian's prior written consent.

19.    TERMINATION

(A) DATE OF TERMINATION. Any party may terminate this Agreement in whole or as between itself and the other parties hereto by giving not less than ninty (90) days' prior written notice to such other parties.

(B) EFFECT ON PROPERTY. The Custodian shall deliver the Securities and Cash as instructed by the Client. If by the termination date the Client has not given instructions to deliver any Securities or Cash, the Custodian will continue to safekeep such Securities and/or Cash until the Client provides Instructions to effect a free delivery of such. However, the Custodian will provide no other services as regard to any such Securities except to collect and hold any cash distributions. Notwithstanding termination of this Agreement or any Instruction, the Custodian may retain sufficient Securities or Cash to close out or complete any transaction that the Custodian will be required to settle on the Client's or the Fund's behalf.

(C) SURVIVING TERMS. The rights and obligations contained in Sections 7, 10, 12, 13, 17, 18 and 20 of this Agreement shall survive the termination of this Agreement.

20.    GOVERNING LAW AND JURISDICTION

(A) GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the internal laws (and not the laws of conflicts) of the country in which the Custodian is located and performs its obligations hereunder.

(B) JURISDICTION. The courts of the country in which the Custodian is located and performs its obligations hereunder (including any appropriate sub-jurisdiction) shall have non-exclusive jurisdiction to hear any disputes arising out of or in connection with this Agreement, and the parties irrevocably submit to the jurisdiction of such courts.

(C) VENUE. Each party hereto waives any objection it may have at any time, to the laying of venue of any actions or proceedings brought in any court specified in Section 20(B) hereof, waives any claim that such actions or proceedings have been brought in an inconvenient forum and further waives the right to object that such court does not have jurisdiction over such party.

(D) SOVEREIGN IMMUNITY. The Client and the Custodian each irrevocably waives, with respect to itself and its revenues and assets, all immunity on the grounds of sovereignty or similar grounds in respect of its obligations under this Agreement.

21.    MISCELLANEOUS

(A) ENTIRE AGREEMENT; AMENDMENTS. This Agreement consists exclusively of this document together with the schedules. The Custodian may notify the Client of terms that are applicable to the provision of services in the location of a particular office and such terms shall be contained in a schedule and shall supplement this Agreement in relation to that office. In case of inconsistency with the rest of this Agreement, such terms shall prevail in relation to that office.

--------------------------------------------------------------------------------

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Page 10 of 11

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       Except  as  specified  in this  Agreement,  this  Agreement  may  only be modified by written agreement of the Client and the Custodian.

(B) SEVERABILITY. If any provision of this Agreement is or becomes illegal, invalid or unenforceable under any applicable law, the remaining provisions shall remain in full force and effect (as shall that provision under any other law).

(C) WAIVER OF RIGHTS. No failure or delay of the Client or the Custodian in exercising any right or remedy under this Agreement shall constitute a waiver of that right. Any waiver of any right will be limited to the specific instance. The exclusion or omission of any provision or term from this Agreement shall not be deemed to be a waiver of any right or remedy the Client or the Custodian may have under applicable law.

(D) RECORDINGS. The Client, on behalf of itself and the Fund, and the Custodian consent to telephonic or electronic recordings for security and quality of service purposes and agree that either may produce telephonic or electronic recordings or computer records as evidence in any proceedings brought in connection with this Agreement.

(E) FURTHER INFORMATION. The Client agrees to execute and to cause the Fund to execute further documents and provide materials and information as may be reasonably requested by the Custodian to enable it to perform its duties and obligations under this Agreement.

(F) ASSIGNMENT. No party may assign or transfer any of its rights or obligations under this Agreement without the other's prior written consent, which consent will not be unreasonably withheld or delayed; provided that the Custodian may make such assignment or transfer to a branch, subsidiary or affiliate if it does not materially affect the provision of services to the Client.

(G)    HEADINGS.   Titles  to  Sections  of  this  Agreement  are  included  for convenience of reference only and shall be disregarded in construing the language contained in this Agreement.

(H) COUNTERPARTS. This Agreement may be executed in several counterparts, each of which shall be an original, but all of which together shall constitute one and the same agreement.




IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized.


CITIBANK, N.A.                                      FORUM TRUST, LLC


By:                                                 By:




Name:                                               Name:    CHARLES F. JOHNSON



Title:                                              Title:   TREASURER


--------------------------------------------------------------------------------

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Page 12 of 11

                                    CITIGROUP
                           GLOBAL TRANSACTION SERVICES
                              GLOBAL FUNDS SERVICES
                      UNITED STATES SECURITIES FEE SCHEDULE

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                  CITIBANK N.A.
                                 111 WALL STREET
                              NEW YORK, N.Y. 10043

TRANSACTION FEES (FORMATTED TRANSACTION):
O        VERSUS PAYMENT/ FREE OF PAYMENT                                                             US$            4.00
O        BOOK TRANSFERS                                                                              US$            4.00
O        PHYSICAL                                                                                    US$           15.00
O        MUTUAL FUNDS TRANSACTION                                                                    US$           25.00

SPECIAL TRANSACTION FEES:
O        UNFORMATTED TRANSACTION (ADDITIONAL)                                                        US$            5.00
         (FAX, TELEX, ETC.)
O        STRUCTURED MESSAGE REPAIR FEE (ADDITIONAL)                                                  US$            5.00
O        CANCELLATION FEE(ADDITIONAL)                                                                US$            5.00

CUSTODY/SAFEKEEPING FEES:
       (BASED ON AVERAGE DAILY MARKET VALUE)

O        EQUITIES                                                                                   0.25  BPS
O        FIXED INCOME                                                                               0.25  BPS

OTHER FEES:
O        FUNDS TRANSFER FEE 1                                     NON SECURITIES RELATED             US$           25.00
O        ACCOUNT MAINTENANCE FEE                                                  PER MONTH          US$          WAIVED
O        MINIMUM ANNUAL RELATIONSHIP FEE 2                                        PER  MONTH         US$          WAIVED
O        CORPORATE ACTION FEE                                                                                       NONE
O        INCOME COLLECTION FEE                                                                                      NONE
O        PROXY FEES                                                                                                 NONE
O        NRA TAX REGULATION - ACCOUNT  STRUCTURE FEES 3                                      (SEE ATTACHED FEE SCHEDULE)

OUT-OF-POCKET EXPENSES                                                                               (SUBJECT TO CHANGE)


-------------------------------------------------------------------------------------------------------------------------------

NOTE:  CLIENT'S  ACCOUNT WILL BE DEBITED THE  25TH OF EACH MONTH OR THE NEXT BUSINESS DAY.
1 IN THE EVENT THAT A DDA IS USED FOR FUNDS TRANSFERS, THE CASH MANAGEMENT FEE SCHEDULE WILL APPLY.
2  MINIMUM FEE APPLIES TO THE TOTAL U.S. DIRECT CUSTODY OR CLEARING RELATIONSHIP.
3 NRA TAX REGULATION ACCOUNT STRUCTURE FEE DOES NOT APPLY TOWARD THE MINIMUM MONTHLY RELATIONSHIP FEE .
o        THIS FEE SCHEDULE BECOMES VOID IF NOT SIGNED AND RETURNED TO THE ACCOUNT MANAGER WITHIN 90 DAYS.

-------------------------------------------------------------------------------------------------------------------------------

                                                      Effective Date of Fee Schedule:                    FEB. 6, 2004

                                                                                                         ----------------------

Accepted by:                                                                              Date:

                       -------------------------------------------------------------                     ----------------------

                       Charles  F.   Johnson,   Treasurer,   Forum
                       Trust, LLC
Approved by:                                                                              Date:

                       -------------------------------------------------------------                     ----------------------

                                              (ACCOUNT MANAGER)



--------------------------------------------------------------------------------

GCSA 2000                                                  V.1.9.2000 (STD/ NEG)
Page 13 of 11